Exhibit 99.2

PAGE 1 2021 // AXON REPORT ESG/CSR 2021 ESG/ CSR REPORT AXON ENTERPRISE INC. NASDAQ: AXON ENVIRONMENTAL, SOCIAL & GOVERNANCE + CORPORATE SOCIAL RESPONSIBILITY

PAGE 2 2021 // AXON REPORT ESG/CSR 1 THE BIG PICTURE: BUILDING A SOCIETY WE WANT TO LIVE IN 01 /  Supporting the UN’s sustainable development goals 02 /  Case study: How body cameras help domestic violence victims 03 /  Common question: How safe are TASER devices? 04 /  Axon investment in community social impact 05 /  Giving back: Axon Aid & more 2 EMPLOYEE ENGAGEMENT AND HUMAN CAPITAL 01 /  Diversity & inclusion 02 /  Professional development & employee awards 03 /  Health, safety & wellness 3  ENVIRONMENTAL, SUSTAINABILITY, SUPPLY CHAIN, DATA PRIVACY & SECURITY 01 /  Environmental & sustainability measures 02 /  Supply chain 03 /  Data privacy & security 04 /  M&A & partnerships 4 ETHICS, GOVERNANCE & SHAREHOLDER ENGAGEMENT 01 /  Meet Axon’s board of directors 02 /  Shareholder engagement 03 /  AI ethics board TABLE OF CONTENTS

PAGE 3 2021 // AXON REPORT ESG/CSR // SECTION 1 THE BIG PICTURE: BUILDING A SOCIETY WE WANT TO LIVE IN.

2021 // AXON REPORT ESG/CSR Axon is a mission-driven company with the overarching goal to protect life. Our vision is a world where bullets are obsolete, where social conflict is dramatically reduced, and where everyone has access to a fair and effective justice system. We see 100% of Axon revenues as tied to devices, software or services designed for public safety and promoting social good. Everyone deserves to get home safely. We are in the business of helping officers to de-escalate, and to respond effectively and safely, in service of protecting life. Axon is the inventor and exclusive maker of TASER® devices, which are the safest and most effective less-lethal force option used in public safety today. Axon also creates virtual-reality based empathy training for public safety to better equip officers with the tools to de-escalate situations involving people suffering from mental health issues or crises. Thanks to TASER devices, at the time of this report, over 246,000 lives had been saved from potential death or serious bodily injury. These represent instances when lethal force might have been justified, and the less- lethal TASER device was deployed instead. Axon is also a leading provider of body cameras for US law enforcement, providing more transparency and accountability to communities than ever before. We also invest heavily in AI, or artificial intelligence, especially in areas such as redaction, which preserves the right to freedom of information for the community, while also protecting the right to privacy of individuals in body camera videos. PAGE 4 SECTION 1 THE BIG PICTURE // More than 200,000 people avoided serious harm thanks to Axon’s less- lethal technology. We are humbled and inspired by the gravity of our mission.

PAGE 5 2021 // AXON REPORT ESG/CSR Axon is proud to have formed the industry’s first and most predominant AI ethics board, which helps to establish best practices to protect privacy and ensure safeguards to avoid bias and other potential risks associated with AI. Axon was the first major technology player to implement a policy to restrict the use of facial recognition in our body cameras, until biased accuracy and privacy risks have been addressed. This policy leadership was a direct result of the work of our AI ethics board and has now been followed by many technology providers. We discuss this board in greater detail later in this report. When body cameras are deployed: SOURCES: (1) The Effect of Police Body-Worn Cameras on Use of Force and Citizens’ Complaints Against the Police: A Randomized Controlled Trial (2015), (2) Queensland Police Domestic Violence Case Study (2017) Our products also help emergency responders of all kinds — from fire and EMS, to dispatchers at public safety answering points (911 call centers in the US) — be more effective, more efficient and create safer communities. + Citizen complaints fall 88%1 + Use of force falls 58%1 + Officer court time is reduced by 70%2

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THE BIG PICTURE

1/01

SUPPORTING THE U.N.'S SUSTAINABLE DEVELOPMENT GOALS

We see 100% of our revenues as generated by products and solutions that support the United Nations Sustainable Development Goals, particularly goals 5, 9, 11 and 16. These goals seek to achieve gender equality, build resilient infrastructure and foster innovation, promote safe living conditions in urban areas, reduce violence and death rates, promote the rule of law to ensure equal access to justice, and develop effective, accountable and transparent institutions.

Following the social unrest of 2020, Axon became one of the first companies to announce a public action plan, including a commitment to help public safety agencies in their work to address systemic inequity, racism, and injustice. As part of this commitment, Axon added a new strategic goal to our mission — **to build for racial equity, diversity, and inclusion.**

In October 2020, we unveiled our first eight product features developed in direct support of this goal, which we built through a company-wide initiative led by our product teams. The features focus on transparency, truth and officer development, and aim to reduce violence and social conflict. Importantly, they increase officer accountability with multiple features such as automatically prioritizing body camera videos selected for random audits (based on events such as unholstering a TASER device or spoken keywords from the AI-powered transcription of the audio), a use of force dashboard, virtual reality training to assist in handling high-stakes situations like peer intervention, and replay coaching to revisit body camera footage and promote ongoing learning and development.

// PROGRESS ON U.N. SUSTAINABLE DEVELOPMENT GOALS //


1 NO POVERTY
2 ZERO HUNGER
3 GOOD HEALTH AND WELL-BEING
4 QUALITY EDUCATION
5 GENDER EQUALITY
6 CLEAN WATER AND SANITATION
7 AFFORDABLE AND CLEAN ENERGY
8 DECENT WORK AND ECONOMIC GROWTH
9 INDUSTRY, INNOVATION AND INFRASTRUCTURE
10 REDUCED INEQUALITIES
11 SUSTAINABLE CITIES AND COMMUNITIES
12 RESPONSIBLE CONSUMPTION AND PRODUCTION
13 CLIMATE ACTION
14 LIFE BELOW WATER
15 LIFE ON LAND
16 PEACE, JUSTICE AND STRONG INSTITUTIONS
17 PARTNERSHIPS FOR THE GOALS
SUSTAINABLE DEVELOPMENT GOALS

PAGE 6

PAGE 7 2021 // AXON REPORT ESG/CSR / / BODY CAMERAS CAPTURE TRUTH  Though few women report the crimes they suffer, often because they are afraid of retaliation by their abuser or because they consider the abuse to be a private issue, modern technology is helping those who do seek help get justice and safety from their abusers. Body cameras record the circumstances surrounding an incident, and often show far more than a written or verbal statement while reducing the time police officers spend on recording affidavits and in court. In addition, with digital evidence management systems like Evidence.com, prosecutors are able to access untampered footage to see exactly what happened. / / INCREASED GUILTY PLEAS  When Queensland police began using body camera footage in the court while dealing with cases of domestic violence, they saw a 60% to 70% decline in police summary hearings, and an increase in the number of guilty pleas. Notably, and perhaps due to the increase in successful court cases, the study also projects a 22% increase in reported cases. Domestic violence is a significant public health and social problem worldwide, often leading to long-term mental and physical health issues.  Axon ran a study on the Queensland Police Service in Australia, and we found that body cameras help with the real problem of domestic violence. In Australia, almost 1 in 4 (23%) women and 1 in 6 (16%) men have experienced emotional abuse from a current or previous partner since the age of 15, according to the Australian government.  In Queensland, law enforcement responds to 5,000 cases per week. Also, domestic violence is known to be largely an under-reported and under-prosecuted crime, and 10% of women experiencing domestic violence seek help. SECTION 1/02 THE BIG PICTURE 1/02 CASE STUDY: HOW BODY CAMERAS HELP DOMESTIC VIOLENCE VICTIMS

PAGE 8 2021 // AXON REPORT ESG/CSR SECTION 1/02 THE BIG PICTURE Domestic violence isn’t just a problem in Australia. We believe that body cameras can play an important role in addressing this public health issue. // A 2020 report published by NCADV found that in the United States, more than 10 million adults experience domestic violence annually. // For the year ending March 2016 to the year ending March 2018, 74% of victims of domestic homicide in the UK were female. // A 2015 South Korean study found that 72% of female respondents experienced being controlled by their partners and that 37% experienced psychological/emotional violence from their partners. // In Italy, almost 20% of women will experience physical or sexual violence from an intimate partner in a lifetime, and globally, one in three women have been victims of gender-based violence or abuse in their lives. VIDEO Video: https://www.axon.com/news/using-modern-technology-to-combat-domestic-violence SOURCES https://www.cdc.gov/violenceprevention/pdf/nisvs_report2010-a.pdf https://assets.speakcdn.com/assets/2497/domestic_violence-2020080709350855. pdf?1596828650457 https://www.womensaid.org.uk/information-support/what-is-domestic-abuse/domestic-abuse-is-a- gendered-crime/ https://eng.kic.re.kr/brdartcl/boardarticleView.do?brd_id=BDIDX_736t9S87ryDqxzPmkp5987&cont_ idx=797&srch_menu_nix=w5mg0hj7&edomweivgp=R&srch_mu_lang=CDIDX00023 https://evaw-global-database.unwomen.org/en/countries/europe/italy http://www.bwss.org/resources/information-on-abuse/numbers-are-people-too/ ADDITIONAL RESOURCES // //

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1/03

COMMON QUESTION: HOW SAFE ARE TASER DEVICES?

Axon is relentlessly working toward our mission of making the bullet obsolete. A critical component of that journey is advancing the technology of our TASER devices.

TASER devices protect life. They are the most studied less-lethal use-of-force option available to officers today, with more than 800 published studies evaluating safety and effectiveness.

The conclusions of these studies are clear: public safety agencies and communities benefit from the adoption of TASER devices. They de-escalate intense situations and reduce the rate of injuries to civilians and officers—and as a result, agencies often save taxpayer money and see a drop in workers' compensation claims after implementing a TASER device program.

For over a decade, Axon has sought to understand why TASER device probe deployments may have been ineffective in some instances. We have taken that data to build our most effective device yet, the **TASER 7** device.

The TASER 7 achieves better connection at close distances, where most deployments occur, and is making clothing barriers a problem of the past.

Agencies that purchase a TASER 7 program can also get access to innovative **VR training** that builds officer empathy and enhanced in-person training with new live scenarios.

246,000+

LIVES SAVED

from potential death or serious bodily injury

SOURCE

4,500,000+

USES IN THE FIELD

by officers around the world

SOURCE

100%

RESULTED IN NO SERIOUS INJURY

in 504 field cases of TASER use*


SERIOUS INJURY RATE
FIREARM
100%
BATON STRIKE
80%
PUNCH
78%
KICK
51%
TASER
<1%

*Additional sources for injury rates in reference section on page 11

PAGE 9

PAGE 10 2021 // AXON REPORT ESG/CSR SECTION 1/03 THE BIG PICTURE More than 800 studies have confirmed the safety and life-saving value of TASER technology as a more safe and effective use of force. View our research index, here. 1. CED, or Conducted Energy Devices 2. CEW, or Conducted Energy Weapons WAKE FOREST STUDY A US DOJ-funded study by the Wake Forest University Baptist Medical Center concluded that 99.75% of 1,201 field uses of TASER devices in a wide range of drug and alcohol influences, ages, and race resulted in no significant injuries, demonstrating that the TASER device is the safest intermediate use-of-force option available for police. HOUSTON STUDY In a longitudinal study, the Houston Police Department saw TASER devices help decrease workers’ comp claims by 93%. Deploying alternative means of force has also shown to reduce suspect injuries by as much as 60%. MACDONALD, ET AL. IN AMERICAN JOURNAL OF PUBLIC HEALTH In a peer-reviewed study, published in the American Journal of Public Health, MacDonald, Kaminski, and Smith examine less-lethal weapons including conducted electrical weapons. Analyzing data from 12 police departments across 24,380 use-of-force cases involving injury to officers or civilians, this study found that ”odds of injury to civilians and officers were significantly lower when police used CED1 weapons.” Overall, the study concluded that when law enforcement agencies responsibly employ less-lethal weapons instead of physical force, injuries can be dramatically reduced. FERDIK, ET AL. IN POLICE QUARTERLY Using data from a representative sample of American law enforcement agencies, this independent study in Police Quarterly shows that “less restrictive CED policies are associated with increased CED usage and fewer fatal shootings by police.” The results show that agencies policies which allowed wider use of CEDs were “substantially and significantly associated with decreases in the number of fatal police shootings.” US DEPARTMENT OF JUSTICE In a 5-year study on the safety of TASER devices by the US Department of Justice ‘an expert panel of medical professionals concludes that the use of conducted energy devices by police officers on healthy adults does not present a high risk of death or serious injury.’ In comparing the records of 24,000+ use of force conflicts from 12 different agencies, a separate DOJ study found the risk of injury to suspects apprehended with TASER brand devices typically fell more than 60 percent compared to the risk to suspects who were arrested without the devices, when all other conditions were similar. POLICE EXECUTIVE RESEARCH FOUNDATION A Police Executive Research Foundation (PERF) study found that CEWs2 , or conducted energy weapons, led to fewer officer injuries and fewer suspect injuries. Use of TASER devices was associated with a 76% reduction in the chances of an officer being injured compared to agencies that do not use CEWs, and the odds of a suspect being injured were reduced by more than 40% in TASER device agencies compared to non-CEW agencies. THE AMERICAN MEDICAL ASSOCIATION The American Medical Association assessed that TASER devices are a “safe and effective tool” and “can save lives during interventions” when used appropriately. SELECTED STUDIES

PAGE 11 2021 // AXON REPORT ESG/CSR SECTION 1/03 THE BIG PICTURE Eastman AL, Metzger JC, Pepe PE, et al. Conductive electrical devices: a prospective, population-based study of the medical safety of law enforcement use. The Journal of trauma. 2008;64(6):1567-1572. Ferdik FV, Kaminski RJ, Cooney MD, Sevigny EL. The influence of agency policies on conducted energy device use and police use of lethal force. Police Quarterly. 2014;17:328-358. Goudge S. The health effects of conducted energy weapons: The Expert Panel on the Medical and Physiological Impacts of Conducted Energy Weapons. Council of Canadian Academies, 2013 on #6 Kroll MW, Fish RM, Lakkireddy D, Luceri RM, Panescu D. Essentials of low-power electrocution: established and speculated mechanisms. IEEE EMBC Conference Proceedings. 2012;2012:5734-5740. Kroll MW, Lakkireddy DR, Stone JR, Luceri RM. TASER electronic control devices and cardiac arrests: coincidental or causal? Circulation. 2014;129(1):93-100. Kroll MW, Lakkireddy DR, Stone JR, Luceri RM. TASER electronic control devices and cardiac arrests: coincidental or causal? Supplement. Circulation. 2014;129(1):On Line Supplement. MacDonald JM, Kaminski RJ, Smith MR. The Effect of Less-Lethal Weapons on Injuries in Police Use-of- Force Events. American Journal of Public Health. 2009;99(12):2268-2274. McDaniel WC, Stratbucker RA, Nerheim M, Brewer JE. Cardiac safety of neuromuscular incapacitating defensive devices. Pacing and Clinical Electrophysiology: PACE. 2005;28 Suppl 1:S284-287. Nanthakumar K, Billingsley IM, Masse S, et al. Cardiac electrophysiological consequences of neuromuscular incapacitating device discharges. Journal of the American College of Cardiology. 2006;48(4):798-804. Valentino DJ, Walter RJ, Dennis AJ, et al. Taser X26 discharges in swine: ventricular rhythm capture is dependent on discharge vector. The Journal of Trauma. 2008;65(6):1478-1485; discussion 1485-1477. Walcott GP, Kroll MW, Ideker RE. Ventricular fibrillation: are swine a sensitive species? J Interv Card Electrophysiol. 2015 Mar;42(2):83-9. doi: 10.1007/s10840-014-9964-1. Epub 2015 Jan 16. Meyer, G. (1991). Nonlethal Weapons vs. Conventional Police Tactics: The Los Angeles Police Department Experience, Master’s Thesis, California State University, Los Angeles. This was later published in Meyer, G. (2009). Conducted electrical weapons: A user’s perspective. In TASER® conducted electrical weapons: Physiology, pathology, and law (pp. 1-9). Springer, Boston, MA; Bozeman WP, Stopyra JP, Klinger DA, et al. Injuries Associated with Police Use of Force. The journal of trauma and acute care surgery (2018). REFERENCES // //

2021 // AXON REPORT ESG/CSR Axon Community Impact team delivering meals to high-risk community members in Atlanta for Martin Luther King day of service. PAGE 12 Axon serves public safety, and public safety serves the community. The widespread events of civil unrest in 2020 highlighted the need to better engage with communities as we develop products and solutions to ensure everyone gets home safe. Step one of effective engagement is not simply telling or informing, but demanding that we spend time listening to community members. We are proud to form and invest in a Community Impact Team to lead the way. The Community Impact Team helps build sustainable bridges between public safety agencies and the communities they serve and are sworn to protect. The team assists departments and their respective communities with pro bono engagement services, including educational awareness, product demonstrations, and transparent conversations around the devices and software Axon has developed to support public safety efforts and communities. In October 2020, the team began a partnership with My90 to continue to bridge the gap between public safety and community. My90 uses surveys to assist in streamlining communication between public safety and community by collecting, analyzing, and anonymizing data. This partnership facilitates ongoing engagement to cultivate trust by improving feedback loops and generating actionable insights. We are excited to make this commitment to the communities with which we partner and look forward to continue to grow its impact. Two Screens for Teachers Axon employees surpassed $10,000 in donations for Two Screens for Teachers. Axon matched that $10,000 and with Axon’s contribution plus our employee donations, we were able to support over 200 classrooms (earmarked for under represented minority teachers) and 4,000 students in inner city schools. 1/04 AXON INVESTMENT IN COMMUNITY SOCIAL IMPACT SECTION 1/04 THE BIG PICTURE

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THE BIG PICTURE

1/05

GIVING BACK: AXON AID & MORE

Axon runs a philanthropic arm called Axon Aid through which we give back to communities in several ways.

One of Axon Aid's major efforts is to deploy an emergency response team to cities following large-scale disasters at no cost to citizens. Axon Aid consists of a team of trained Axon volunteers, equipped with drone technology and Axon Fleet vehicles, who deploy before a natural disaster hits. The first pilot program for Axon Aid launched in 2019 with the Baton Rouge Police Department (BRPD) before Hurricane Barry hit.

Following a natural disaster such as flooding, hurricanes and earthquakes, it can be difficult for a city to gain visibility into exactly where the damage has occurred and what fixes are needed to get infrastructure back up and running. The drone technology offered through the Axon Aid program assists officials in quickly gathering situational awareness through Axon's digital evidence management system, Axon Evidence. Search and rescue efforts, which are often done manually on foot, also benefit. With drone technology, the aerial livestream can help identify victims in need of help and guide first responders to bring aid more quickly.

> **Baton Rouge Police and the entire Baton Rouge community are thankful to have Axon's assistance during Barry's Tropical Storm. Over 900 photos that were provided to us by drone imagery before, during and after the storm were very beneficial in helping us track potential problem areas within the parish. We hope to have Axon Aid continued support during emergency situations.**
>
> //
>
> Baton Rouge Police Department Chief Murphy Paul—2019


2020-03-04 T15 03:19Z
AXON AIR

The Axon Aid Team traveled to ground zero to assist officers with search and rescue efforts


AXON AID

PAGE 13

2021 // AXON REPORT ESG/CSR / /  70+ families were supported by Axon’s Fallen Officer Fund, which was established to provide support to the families of fallen officers. / /  Axon Aid teams assisted the Salvation Army in their annual effort to ensure every child has a gift during the holidays. This program supported over 7,500 families and occurred in the Central Phoenix area during the 2020 holiday season. Other Axon Aid initiatives include: PAGE 14 SECTION 1/05 THE BIG PICTURE The Axon Aid team is completely self-sufficient with food, water, electricity and sleeping arrangements, and the volunteers consist of Axon employees across several departments who choose to deploy. Collectively, the team brings extensive experience in fire, emergency medical services, drone and emergency response operations. Since inception, Axon has deployed emergency response teams to eight cities.

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THE BIG PICTURE

AXON'S FREE ADDED CUSTOMER SUPPORT IN 2020

In 2020, Axon supported public safety agencies globally through an extended period of unprecedented health, economic and public safety challenges, to be a stable and reliable partner.

Our initiatives included:

// **Free access to Axon Citizen cloud software** to facilitate social distancing during the pandemic. As a result of this offering, we saw agency usage of Citizen climb by 35%.

> **Our officers were excited to hear that now, they can send the link directly to the citizen from their city-issued smartphones,"** said Bakersfield Police Department Sgt. Uriel Pacheco. **"The implementation has not only saved our officers time, but reduced the need for interaction when collecting digital evidence."**


hinghampolice • Follow
Hingham, Massachusetts
INTEGRITY ★ SERVICE ★ LEADERSHIP ★ EXCELLENCE
EST. 1907
HINGHAM
POLICE DEPT.
156 likes
hinghampolice Thank you to Anchor-Seal, Inc. and to Axon for their donations of hand sanitizer and masks for our Officers. #GotYouCovered #anchorseal

// **Million Masks Initiative**

A partnership with the National Police Foundation where Axon committed over $1.7 million, plus the efforts of our operations and supply chain, in sourcing PPE, or personal protective equipment, for first responders, who faced severe PPE shortages. This effort, which allowed the public to participate, trended on social media with the hashtag, #gotyoucovered, and received a mention on Twitter from former Vice President Mike Pence.

// Over 100 employees #joinedforces to hand pack and ship more than 1 million facial masks to more than 7,000 agencies in all 50 states and 5+ countries

// **An online support center** for our customers. center: **www.axon.com/covid-19-support-center**


National Sheriffs' Association
@NationalSheriff
We are grateful for the support of @axon_us to our nation's law enforcement.
They have surgical masks, hand sanitizer, and powder-free latex gloves. To order at no cost, please have someone from your agency fill out the form at: axon.com/news/covid-19-....
#COVID19 #PPEshortage
FROM THE NATIONAL SHERIFFS' ASSOCIATION
THANK YOU!
AXON


Mike Pence
@Mike_Pence
Thank you to @axon_us for teaming up with @PoliceFound to provide 8,000 Police Departments with masks, gloves and hand sanitizer to keep our amazing men and women serving on the thin blue line safe as they protect our fellow Americans across the Country.
National Police Foundation, Axon team up to provide 1 million masks...
policeone.com


Tiffany🖤
My department doesn't have a twitter acct but I'd like to thank @axon_us for the donation of masks and hand sanitizer for my officers. We appreciate the support so much! 💛
#gotyoucovered #axon

PAGE 15

PAGE 16 2021 // AXON REPORT ESG/CSR // SECTION 2 EMPLOYEE ENGAGEMENT & HUMAN CAPITAL

2021 // AXON REPORT ESG/CSR Axon teams in Vietnam writing their 2021 goals on poker chips during our annual company kickoff in January. Axon management values open communication and transparency with employees — and holds four formal company-wide town hall events per year, in addition to a series of recurring engagement events known as Axon Connects, and AMAs (ask me anythings) that highlight a specific leader or area of the business and allow all employees to ask open-ended questions. PAGE 17 SECTION 2 EMPLOYEE ENGAGEMENT & HUMAN CAPITAL

PAGE 18 2021 // AXON REPORT ESG/CSR Walk with the customer as you transform their world. We never want to develop or sell something that you don’t want or need. We’re obsessed with creating products that solve real problems and add value. If it doesn’t benefit you, then we rethink what we’re doing. Win with integrity. We are fiercely competitive and have an unquenchable thirst to win, but we don’t think winning and doing the right thing are mutually exclusive. Our challenge is to make them synonymous — and never compromise our integrity. Act as one global team. Creating the future is a team sport. When a company scales globally in 40 different markets with multiple technology stacks ranging from wearables and cloud to electronic weapons, you need teamwork. We’re one global team committed to an audacious vision. Think big with a long term view. We want to reinvent the world to be a safer, better place. We’ve failed spectacularly a few times, but that’s what you get when you aim for the stars. That’s our final destination. Commit, take action, and deliver. We empower individuals to step up and take initiative. Be an owner and see things through to completion. That’s the only way we’ve been able to succeed as a company, and it’s the only way we will continue to grow. Deliver with respect. Assume positive intent. Candor gets critical issues elevated and the truth on the table — it gets us to the right answer faster. How can we be the best version of ourselves and the best company we can be if we can’t offer and be given critical feedback? To make our social vision a reality, we live and breathe six core values that serve as guiding principles:

PAGE 19 2021 // AXON REPORT ESG/CSR 2/01 DIVERSITY & INCLUSION Axon is committed to fostering an environment where employees feel a sense of community and can engage with one another on a variety of commonalities. We have committed to prioritize diversity, equity and inclusion, and, as such, created a strategic JEDI Plan to be part of our regular business decisions, processes, products, and actions. JEDI stands for Justice, Equity, Diversity & Inclusion. In 2021, we are focusing our efforts to the foundational pieces of JEDI that will allow us to establish a baseline to measure against year over year and build a foundation to support future scale and innovation. We will continue to assess our progress, test new ideas, and have difficult conversations about complex issues. One way we see the JEDI strategy at work is through the creation of affinity groups, such as: Axon focuses on ensuring equal opportunity and diversity in the workplace. We are proud to see the following results and will continue to drive progress: Axon is an equal opportunity employer and value diversity at our company. We do not discriminate on the basis of race, religion, color, natural origin, gender, sexual orientation, age, marital status, veteran status, or disability status. SECTION 2/01 EMPLOYEE ENGAGEMENT & HUMAN CAPITAL WOMEN AT AXON MISSION Increase employee engagement by providing opportunities for its members to join forces through networking, development opportunities and community service activities, which strengthens our brand and supports Axon’s strategic initiatives. AXON ALLIES MISSION Help build awareness, provide guidance, mentorship and support for the LGBTQ+ community. Axon Allies provides professional development opportunities, networking, and social events. AXON VETERANS MISSION Provides support and inclusion for military, military spouses/domestic partners, veterans, veteran spouses/ domestic partners, and military/veteran advocates across the organization. MOSAIC MISSION Fosters community and connection among Axon’s black and brown employees to help Axon achieve a more culturally diverse and inclusive environment. /  There has been a 16% year-over-year increase in women at the director level and above. In December 2019, Axon had approximately 15% women in director-level positions and above. One year later, Axon had approximately 18% women at director level and above.  33% of Axon’s full-time salaried employees identify as women /  There has been a 26% year-over-year increase in people of color at the director level and above. In December 2019, Axon had approximately 15% people of color in director-level positions and above. One year later, Axon had approximately 19% people of color at director level and above.  35% of Axon’s full-time salaried employees identify as non-white

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SECTION 2/02
EMPLOYEE ENGAGEMENT & HUMAN CAPITAL

2/02
PROFESSIONAL DEVELOPMENT & EMPLOYEE AWARDS

Axon is passionate about giving employees the resources needed to fulfill their potential by offering various programs to promote positive physical and mental wellbeing. Axon recently rolled out **LinkedIn Learning**, a solution designed to teach new skills aimed at advancing professional development, and require that all employees complete at least two courses as part of their personal development. Axon provides a variety of resources to set employees up for success including **Rocket Lawyer** and **Quicken Loans**, and offers competitive salaries and robust benefits programs.

Axon is proud to have built an award-winning work environment, which employees have verified in anonymous third-party surveys. We continue to be named as a top place to work, and we are particularly proud of the following achievements in 2020:

TOP 5
Best Companies AZ
—
Included in **Spotlight Award for Innovation**

MOST ADMIRED COMPANIES
AZ Big Media
—
Arizona's Most Admired Companies of 2020

TOP 100
Puget Sound Business Journal
—
Best Places to Work in Washington

WORLD CHANGING IDEAS
SOCIAL JUSTICE
Fast Company
—
Virtual Reality Empathy Training

TOP 10
Phoenix Business Journal
—
Best Companies to Work

BEST LEADERS AZ 2021
CEO Rick Smith
Winner:
Tech Innovators group

BUSINESS OF PRIDE
2020 Puget Sound Business Journal
—
Honoree

TOP 5
Computerworld
—
Best Places to Work in IT 2020
(midsized companies)

BEST COMPANY FOR VETERANS
Best Companies AZ

PUBLIC MEDIUM SIZED-COMPANY GENERAL COUNSEL OF THE YEAR
2021 Arizona Corporate Counsel Award
—
Isaiah Fields

UP & COMER FOR 2020
Arizona Corporate Counsel Awards
—
Justin Powley, Axon Intellectual Property Counsel

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PAGE 21 2021 // AXON REPORT ESG/CSR We recognize the importance of listening to our employees to understand where Axon excels and where we can implement positive change. Axon conducts various employee engagement surveys throughout the year and had an 80% response rate in 2020 with an overall satisfaction rate of 86%. We take great pride in the fact that 90% of our employees said they would recommend Axon as a great place to work, with 94% saying they were proud to be part of the organization. Importantly, we found that 78% of Axon employees felt comfortable giving upwards feedback, 79% felt the company regularly takes time to improve processes, and 79% felt that everyone was on the same team. To ensure we are continuously improving, Axon implemented the following: // Designated section in 1:1 template for managers to actively ask for feedback // Company-wide “Ask Me Anything” sessions with senior leadership team // Senior leadership conducted roundtables across teams // Office hours with senior leaders available to all employees // Monthly pulse check surveys to promote continuous employee feedback Axon has taken proactive steps to ensure that employees feel supported during the pandemic, which continues to be a top priority for the company. Our surveys found that 92% of employees feel supported. We also offer enhanced reward programs to recognize employees who do great work: // Our Aspire Awards recognize employees performing outstanding work company-wide //  The President’s Club provides recognition for Axon’s salesforce for meeting and exceeding sales goals //  Employees who refer new talent are eligible to receive monetary awards through our enhanced referral program // Axon provides robust manager training company-wide through a program called Axon Elevate SECTION 2/02 EMPLOYEE ENGAGEMENT & HUMAN CAPITAL // 92% of Axon employees said they felt supported during the pandemic.

PAGE 22 2021 // AXON REPORT ESG/CSR 2/03 HEALTH, SAFETY & WELLNESS Helping employees to perform at their best is important to us. We offer the following to promote overall health and well-being: SECTION 2/03 EMPLOYEE ENGAGEMENT & HUMAN CAPITAL //  FAMILY-FRIENDLY LEAVE POLICIES Axon’s family-friendly leave policies are industry-leading—including up to 20 weeks of paid maternity leave, and 10 weeks of paid paternity leave. // UNLIMITED PTO Axon offers unlimited paid time off and work from home flexibility, allowing salaried employees to better manage their lives as well as their jobs. //  INCLUSIVE BUILDING DESIGN Axon has expanded its adoption of inclusive building design principles across locations. Axon’s Seattle leadership opened an additional private mother’s room at the company’s global software hub in 2019, and employed a firm to construct coverings on the open stair risers at the Scottsdale headquarters in 2019. //  ONSITE EMERGENCY RESPONSE TEAM Axon headquarters features an onsite emergency response team, consisting of personnel trained in First Aid, CPR, and automated external defibrillator usage. //  PAID EMPLOYEE SALARIES—PANDEMIC Axon paid the full salaries of all high-health risk manufacturing employees who needed to stay home during the pandemic. //  EMOTIONAL & MENTAL HEALTH SUPPORT Axon pays for Ginger, a third-party service, to provide employees with on-demand support and coaching to foster emotional and mental health. // COMPANY-WIDE GYMPASS Axon pays for Gympass company-wide discounts, which provides employees with easy access to over 40,000 gyms and workout studios worldwide. //  SALARIES & BENEFITS Axon offers competitive salaries & robust benefits programs. We are a mission-driven organization, and each of us will inevitably find ourselves in certain situations in which we have to push hard to meet our goals and make personal sacrifices. Note this should be the exception not the rule ... We don’t want people missing kid’s birthdays or other key life events. If you have any concerns about your team’s work-life balance, please reach out to your manager and/or our PeopleOps team.“ — Axon President Luke Larson January 2021 email to all employees

PAGE 23 2021 // AXON REPORT ESG/CSR // SECTION 3 ENVIRONMENTAL, SUSTAINABILITY, SUPPLY CHAIN, DATA PRIVACY & SECURITY

PAGE 24 2021 // AXON REPORT ESG/CSR // 3/01 ENVIRONMENTAL & SUSTAINABILITY MEASURES SECTION 3/01 ENVIRONMENTAL, SUSTAINABILITY, SUPPLY CHAIN, DATA PRIVACY & SECURITY Axon continuously searches for opportunities to promote positive environmental practices, which includes sustainable management of materials during product procurement and end of life. We allow our vendors to manage manufacturing consumables, which reduces Axon’s inventory on hand and reduces the amount of expired product to be disposed. Axon disposes of hazardous waste through the use of a Resource Conservation and Recovery Act (RCRA) permitted incinerator, or through using fuel blending in RCRA permitted kilns. These methods reduce pollution compared with traditional disposal methods. Other sustainability measures we have adopted include: //  Axon has introduced a wire/spool recycling program related to TASER cartridges. //  Axon participates in the Travel Reduction Program sponsored by the Maricopa County Air Quality Department with the overall initiative to reduce air pollution in Maricopa County. //  Axon also set a goal to reduce employee air travel and commuting through the use of Zoom video conferencing company-wide. Axon also offers the following product end-of- life programs: //  We provide our customers with the ability to recycle their product batteries through the nationwide company, Battery Solutions, which provides an opportunity for customers to recycle with them directly. This also eliminates the need for customers to ship the batteries back to Axon for disposal. //  To protect customer data, returned products that are not refurbished are shredded onsite to ensure total breakdown and prevent product misuse. This also supports data privacy and security, which we discuss in more detail, below. Axon is committed to continue enhancing our recycling programs, including a number of new initiatives regarding metals, pallet, and plastics recycling. We currently recycle cardboard and paper.

PAGE 25 2021 // AXON REPORT ESG/CSR 3/02 SUPPLY CHAIN SECTION 3/02 ENVIRONMENTAL, SUSTAINABILITY, SUPPLY CHAIN, DATA PRIVACY & SECURITY Although 2020 was a year filled with challenges, Axon took actions to ensure that we did not encounter major supply chain disruptions, a common issue among manufacturers during the pandemic. Early in 2020, we diversified our global manufacturing and supply chain footprint due to shifting tariffs and geopolitical uncertainty, which ultimately positioned us well to handle the impact of COVID-19. As a result, we enhanced our sales & operations planning processes to ensure we remain nimble and continue to be effective and efficient long-term. One of our initial steps was to increase focus on inventory accuracy through the implementation of a warehouse management system. The system provides enhanced visibility from raw materials through finished goods with improved efficiency and accuracy, which in turn reduces waste and thereby reduces environmental impact. We also increased our purchase volumes on raw materials, which not only streamlined shipping logistics, but lowered our carbon footprint by reducing the number of shipments. We also re-evaluated how we engage with vendors and suppliers. We implemented vendor scorecards, which tracked metrics including: //  How the vendor deploys cost management to maintain pricing and minimize impact to Axon //  How vendors continuously improve to promote partnership and collaboration on ways to streamline business operations //  Lot rejection rate assessments to give Axon better insight into shipments containing rejected material and reduce waste In 2021, Axon will continue to focus on customer fulfillment by introducing a variety of new and improved processes, internal dashboards to better track performance metrics, and scorecards to ensure we are holding ourselves, and our suppliers, to a level that ultimately leads to better relationships, shortened lead times, and more opportunity to plan for future success.

PAGE 26 2021 // AXON REPORT ESG/CSR SECTION 3/03 ENVIRONMENTAL, SUSTAINABILITY, SUPPLY CHAIN, DATA PRIVACY & SECURITY 3/03 DATA PRIVACY & SECURITY Axon recognizes the paramount importance of security and privacy to our business, and more importantly to the success of our customers and the communities they serve. Axon employs industry-leading security and privacy professionals, implements and optimizes effective security and privacy practices to handle ever-changing risks and threats, and focuses on building products with security at the foundation. 01  SKILLED PROFESSIONALS Axon recruits and attracts top-level privacy and security professionals to lead our efforts to protect Axon’s systems and customer data. We have dedicated and specialized teams for privacy, security compliance, security engineering, product security, and security operations. We also provide regular ongoing and comprehensive security and privacy training to every Axon employee, including rigorous phishing simulations and password strength testing. //

PAGE 27 2021 // AXON REPORT ESG/CSR 02  EFFECTIVE SECURITY & PRIVACY PRACTICES Axon not only follows established security best practices, but also remains agile to adjust practices and protection techniques as the threat-landscape evolves. We stand ready to prove ourselves through the widely-accepted external certifications, and government authorizations our customers demand, such as ISO/IEC 27001:2013, SOC2+, Cloud Security Alliance STAR (Level Two), FedRAMP Authorization, the U.S. FBI CJIS Security Policy, and several others. Axon also operates a formal privacy program that works seamlessly with our security efforts to ensure we are aligned with global privacy expectations (such as GDPR) and provide transparency to customers and their communities about our data privacy practices. Some of the key practices and capabilities are: SECTION 3/03 ENVIRONMENTAL, SUSTAINABILITY, SUPPLY CHAIN, DATA PRIVACY & SECURITY // ACCESS CONTROL Axon products include robust access control capabilities, including strong authentication (with multi-factor authentication), flexible authorization and permission management, deep audit, user action, chain-of-evidence reporting, and secure sharing capabilities. We recognize that our customers have varying risk profiles and different security needs. Many of our access control features can be enabled or disabled by customers as needed, or can be changed to meet a specific level of risk. The default settings for these security features were chosen to provide a strong level of security, while still maintaining flexibility and convenience. // SECURITY MONITORING & RESPONSE Axon employs a dedicated Security Operations team to monitor the security of Axon cloud services and corporate systems. The team is equipped to immediately respond to threats and malicious actors. Incident Management policies and procedures are regularly tested and included in our external evaluations, such a ISO/IEC 27001:2013, SOC2+, Cloud Security Alliance STAR (Level Two), FedRAMP Authorization, and the U.S. FBI CJIS Security Policy. Learn more about Axon’s approach to incident handling in the Axon Cloud Services Security Incident Handling and Response Statement // ADVANCED PROTECTIONS By having a laser focus on security and aggressively investing to maintain such security, Axon deploys and manages advanced security tools and threat prevention solutions. For example, we have finely tuned web application firewalls, leverage security intelligence tools for continuous monitoring and quick response, use strong encryption, and deploy layers of defense to detect and react to malicious activity. // DATA PRIVACY Axon recognizes that customers place great trust in the company’s ability to secure and protect their data. We know our customers and the communities they serve care deeply about the security and privacy of data stored within Axon’s systems. We are committed to maintain this trust.

2021 // AXON REPORT ESG/CSR Importantly, our customers own their own data. Axon contractually commits that customers control and own all rights, title, and interest in and to their customer content. Axon obtains no rights to such content and commits to not accessing customer data without explicit authorization from the customer. The only exception to accessing customer data without explicit authorization would be in the event of a system emergency where access may be utilized to ensure the operability and continuity of the service. Only a small team of Axon system administrators have the potential to execute such access and must use multi-factor authentication to gain system access. These system administrators have undergone and are continually subject to background check procedures and system usage monitoring. Any customer data access by Axon personnel is closely logged, monitored and correlated to appropriate business needs. To continuously improve and produce impactful products, Axon may also leverage customer content from customers who are enrolled and share data with Axon as part of the Axon AI Data Sharing Program, which has been reviewed by the AI Ethics Board. Additional details about the Axon AI Data Sharing program is available here: Data Sharing Reference Guide With the global adoption and trending focus on expansive data protection and privacy regulation, Axon believes the need for secure and thoughtful data collection, management, and sharing functionality within public safety has never been stronger. Axon operates a dedicated Privacy Program to ensure governance over the collection, handling, management and sharing of data across the Axon ecosystem. These efforts are supported by Axon’s Compliance programs, including our ISO 27018:2014 certification (code of practice for protection of personally identifiable information (PII) in public clouds). Learn more here. https://www.axon.com/privacy. PAGE 28

2021 // AXON REPORT ESG/CSR SECTION 3/03 ENVIRONMENTAL, SUSTAINABILITY, SUPPLY CHAIN, DATA PRIVACY & SECURITY 03  SECURE PRODUCTS All Axon products undergo rigorous security analysis and assessments during development and throughout their lifecycle. Our cloud products are built on the foundation of security-focused features such as hash verification, and audit-trails to ensure strict data integrity. We also use formal threat modeling, code testing and reviews, and regular external penetration tests to ensure the highest security standards during product development. Additionally, Axon operates a bug bounty program and regularly interfaces with the security researcher community to stay ahead of the latest attack techniques and mitigation strategies. +  VULNERABILITY IDENTIFICATION AND REMEDIATION  Axon conducts regular vulnerability assessments to improve Axon products, security controls and processes. This includes frequent vulnerability scans and scheduled penetration tests performed by independent firms and contractors. All identified vulnerabilities are evaluated by the Axon Information Security team, assigned clear remediation time frames and tracked through remediation. To maximize our visibility into potential vulnerabilities in our products, Axon operates a Bug Bounty program and supports and encourages responsible security research and vulnerability disclosure. Learn more here: Penetration Testing and Vulnerability Disclosure Guidelines +  SECURITY UPGRADES & PATCHING  Because attackers move fast to take advantage of newly disclosed vulnerabilities, Axon regularly and aggressively applies vendor provided security patches. Importantly, Axon’s fully integrated ecosystem allows for security updates and upgrades that rarely require customer interaction, and are automatically deployed to all Axon customers. PAGE 29

PAGE 30 2021 // AXON REPORT ESG/CSR 3/04 M&A & PARTNERSHIPS SECTION 3/04 ENVIRONMENTAL, SUSTAINABILITY, SUPPLY CHAIN, DATA PRIVACY & SECURITY / /  Axon holds a high bar for strategic investments, acquisitions and partnerships. We only pursue opportunities that align with our mission and the solutions offered enhance our products to further protect the communities we serve. We maintain a rigorous due diligence process that includes but is not limited to ensuring we hold our partners to the same values by which Axon abides, and aligning with partners that offer a strong cultural fit with our organization. A few of Axon’s strategic partnerships include: FLOCK SAFETY Axon is making it easier and more cost effective for police departments to deploy a network of fixed and mobile automated license plate reader (ALPR) capabilities by offering Flock Safety’s industry- leading fixed ALPR solution alongside Axon’s upcoming Axon Fleet 3 in-car video and mobile ALPR solution. CANADA BEYOND THE BLUE This partnership is designed to support Canada BTB’s mission of bolstering officer well-being and mental health by coordinating resources that aid in offering education, training and practical tools to law enforcement families and fostering a community of support // // We’ve designed Flock Safety’s ALPR with ethics and privacy in mind, and we are proud to join Axon in its commitment to these ideals. // Flock CEO & Founder Garrett Langley With Axon’s support, Canada BTB will continue to advocate for mental health and wellness resources for police families across Canada. We look forward to working together on one of our largest national campaigns—May Mental Health Awareness Month — where alongside Axon we will strive to normalize the conversations around police mental health and well-being. // Canada BTB President Dilnaz Garda

PAGE 31 2021 // AXON REPORT ESG/CSR // SECTION 4 ETHICS, GOVERNANCE & SHAREHOLDER ENGAGEMENT

PAGE 32 2021 // AXON REPORT ESG/CSR Adriane Brown DIRECTOR SECTION 4/01 ETHICS, GOVERNANCE & SHAREHOLDER ENGAGEMENT 4/01 MEET AXON’S BOARD OF DIRECTORS Michael Garnreiter CHAIRMAN OF THE BOARD Caitlin Kalinowski DIRECTOR Dr. Matthew R. McBrady DIRECTOR Julie Anne Cullivan DIRECTOR Dr. Richard Carmona DIRECTOR Mark W. Kroll, PhD DIRECTOR Hadi Partovi DIRECTOR Axon’s board is STRONG, ENGAGED & INDEPENDENT.

PAGE 33 2021 // AXON REPORT ESG/CSR SECTION 4/01 ETHICS, GOVERNANCE & SHAREHOLDER ENGAGEMENT Axon boasts a strong, engaged and independent board of directors. Maintaining strong relationships with shareholders, as well as exhibiting good corporate governance, is a priority for Axon’s management and board of directors. To demonstrate Axon’s commitment to strong corporate governance, and further align the interests of our board of directors and executive officers with the interests of our shareholders, Axon’s board has implemented stock ownership and board tenure guidelines as follows:  Directors should hold a minimum of 8,000 Shares (Shares being defined as Axon common stock plus vested and unvested Axon stock options and restricted stock units), after receiving sufficient grants to add up to 8,000 Shares.  Named Executive Officers should hold a minimum of 50,000 Shares (Shares being defined as Axon common stock plus vested and unvested Axon stock options and restricted stock units, including unvested performance-based restricted stock units), after receiving sufficient grants to add up to 50,000 Shares.  Board Tenure Each non-Executive Director of the Company shall submit a letter of resignation from the board of directors upon reaching 20 continuous years of service as a Director of the Company or age 72, whichever occurs first, and each year thereafter, which letter of resignation may be accepted or rejected by the board of directors at its sole discretion. // BOARD DIVERSITY At Axon, we honor and celebrate the diversity of human experiences and identities, which, when put together for a common purpose, make us stronger and more resilient. First and foremost, we have a highly qualified board with diverse professional qualifications and areas of expertise. Among the specific qualifications, attributes, skills and experience represented, our board members bring technology expertise, medical and scientific expertise, high levels of financial literacy, relevant political backgrounds, law enforcement and military expertise, and expertise in risk oversight and management. While recognizing that any group of people is more than the sum of its parts, that biography does not always define identity and that attempting to quantify diversity is an imperfect exercise in a world of unique individuals, we also acknowledge and celebrate that our board intentionally reflects a wide range of human experiences and identities. On our board, five identify as men and three identify as women, one identifies as Iranian-American, one identifies as Black, three identify as White or Caucasian, one identifies as a member of the LGBTQ+ community, one is a combat decorated and disabled U.S. Army Special Forces Veteran and decorated police officer, five were born in the United States, one was born in Iran, two have relied on government-provided public assistance over the course of their lifetime and at least four religions and faith practices are represented by our board.

PAGE 34 2021 // AXON REPORT ESG/CSR 4/02 SHAREHOLDER ENGAGEMENT SECTION 4/02 ETHICS, GOVERNANCE & SHAREHOLDER ENGAGEMENT Maintaining strong relationships with shareholders, as well as exhibiting good corporate governance, is a priority for Axon’s management and board of directors. Axon strives to be as helpful as possible to its shareholders — regularly discussing our financial and operating performance, helping investors to understand the products we are developing and our customer segment, discussing the competitive landscape and seeking feedback on executive compensation matters. We value shareholder feedback tremendously and strive to align employee interests with that of shareholders, and all stakeholders. In 2020, Axon published four in-depth shareholder letters to outline management’s strategy and augment our quarterly filings with the SEC, and hosted four investor earnings conference calls and made the transcripts available on investor.axon.com, so all shareholders and interested investors can access the content at no cost. In May 2020, Axon began hosting earnings calls using Zoom video teleconferencing technology, allowing shareholders to see Axon’s management team live on screen via webinar. AXON’S INSTITUTIONAL INVESTOR™ MIDCAP AWARDS /  “Most honored” among mid-cap companies for “corporate leadership & IR expertise” / Best investor relations (2nd place) / Best CEO (1st place) / Best CFO (1st place) / Best IR Team (2nd place) / Best investor day (2nd place) / Best ESG disclosures (1st place) /  Best Covid-19 communication & strategy (2nd place) Axon actively maintains investor.axon.com with a calendar of events and easy access to all relevant documentation, and maintains special FAQ pages for topics about which investors might have questions. In 2020, Axon hosted several investor events including inviting investors to the virtual Axon Accelerate user conference in August, and hosting a virtual Annual Meeting of Shareholders in May. Over the course of the year, Axon participated in over 100 investor events directly interacting with more than 50% of shareholders. In designing its 2019 executive and employee stock-based compensation plan, Axon engaged in dialogue with the analysts, portfolio managers, and corporate governance stewards at our largest shareholders, who each provided feedback that informed the ultimate design of the plan. The board’s compensation committee gathered feedback from Axon’s largest shareholders and also applied careful consideration and judgment around issues shareholders cared about, ultimately adopting several shareholder friendly provisions in the plan, including an anti-dilution provision.

PAGE 35 2021 // AXON REPORT ESG/CSR SECTION 4/02 ETHICS, GOVERNANCE & SHAREHOLDER ENGAGEMENT As another example, Axon CEO Rick Smith has hosted “Ask Me Anything,” or AMA, sessions on Reddit in 2019: 2019 Rick Smith, Reddit AMA and 2021: 2021 Rick Smith, Reddit AMA // AXON VALUES TRANSPARENCY FOR ALL TYPES OF INVESTORS — NO MATTER HOW BIG OR SMALL.

PAGE 36 2021 // AXON REPORT ESG/CSR SECTION 4/03 ETHICS, GOVERNANCE & SHAREHOLDER ENGAGEMENT 4/03 AI ETHICS BOARD Danielle Citron Cyber Civil Rights Initiative Professor at Boston University Mecole Jordan Police Reform Racial Equity Community Leader Chris Harris Texas Appleseed Social Justice Non-Profit Barry Friedman NYU The Policing Project Giles Herdale Independent Digital Investigation, Ethics Advisor Warren Stanley Retired California Highway Patrol Commissioner Charlie Beck Former Chief of Po- lice for LAPD, Former Interim Superintendent of Chicago Police Wael Abd-Almageed USC—Researches debasing, deep fakes, and digital forensics Dr. Rebekah Delsol Sr. Team Manager, Dismantling Structural Racism Project, Open Society Justice Initiative Miles Brundage AO Ethicist: Oxford’s Future of Humanity Institute & OpenAI Christy Lopez DOJ Civil Rights Division Jeremy Gillula EFF Google Axon’s governance does not stop at its formal boardroom. Axon is proud to be developing products that address some of society’s most profound and entrenched problems. As a leading technology company focused on public safety, we believe we have the obligation to do so in a responsible way—one that promotes transparency, with built in mechanisms for accountability. Thus, we have assembled an Axon AI Ethics Board that provides expert guidance to Axon on the development of its AI products and services, paying particular attention to its impact on communities. This diverse board includes leaders in the industry as well as some of the nation’s most well-known thought leaders and legal scholars regarding policing, police reform, technology, racial equity and civil liberties. Read more about them, here: https://www.axon.com/axon-ai-and-policing-technology-ethics Carmen Best Former Chief of Police for Seattle Police I am excited to join the AXON AI Ethics Board because it is so important to support organizations that are taking a leadership role in ensuring technology used for public safety is fair and equitable. I am committed to staying involved in innovation and technology in the public safety field and the AXON board is a perfect opportunity. // Former Seattle Chief of Police Carmen Best on joining Axon’s AI Ethic’s Board

2021 // AXON REPORT ESG/CSR SECTION 4/03 ETHICS, GOVERNANCE & SHAREHOLDER ENGAGEMENT In June 2019, the company made national news when Axon said we would not embed facial recognition technology in our body cameras at this time because the technology is not sufficiently reliable for widespread use. And in October 2019, Axon again made headlines when we announced we would launch the industry’s first AI-powered Automated License Plate Recognition (ALPR) system built from the ground up using an ethical design and privacy-centric framework. Also in 2019, Smith published The End of Killing, a book intended to provide thought leadership on how to build a safer society. Smith’s critical and creative thinking about solving challenges represents Axon’s mission and raison d’être. We’re excited by our progress and look forward to providing updates throughout the year. Thank you to our shareholders, our customers and our employees for joining us on this journey. We have not, and will not ever sell public safety data. We believe the data is owned by public safety agencies and the communities they serve, and should not be resold to private entities whose interests may not be aligned with the public good. // Axon CEO and founder Rick Smith PAGE 37

PAGE 38 2021 // AXON REPORT ESG/CSR // LEGAL AND TRADEMARK American Journal of Public Health is a trademark of the American Public Health Association; Cloud Security Alliance is a trademark of Cloud Security Alliance Corporation; Computer world is a trademark of International Data Group, Inc.; FedRAMP is a trademark of the United States General Services Administration; Ginger is a trademark of Ginger.IO, Inc.; Gympass is a trademark of Gympass US, LLC.; Phoenix Business Journal and Puget Sound Business Journal are trademarks of American City Business Journals Inc.; Quicken Loans is a trademark of Intuit Inc.; Reddit is a service mark of Reddit, Inc.; Rocket Lawyer is a trademark of Rocket Lawyer Incorporated.; The Salvation Army is a trademark of The Salvation Army National Corporation; Wake Forest University is a trademark of Wake Forest University; and Zoom is a trademark of Zoom Video Communications, Inc. Axon, Axon Accelerate, Axon Citizen, TASER, TASER 7 and Protect Life are trademarks of Axon Enterprise, Inc., some of which are registered in the US and other countries. For more information visit www.axon.com/legal. All rights reserved. // FORWARD LOOKING STATEMENTS This report includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are subject to risks and uncertainties. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies and anticipated trends in our business. Examples of forward-looking statements include, without limitation, statements regarding: the impact of the COVID-19 pandemic; proposed products and services and related development efforts and activities; expectations about the market for our current and future products and services; our outlook for 2021 with respect to revenue; trends relating to subscription plan programs and revenues; expected trends, including the benefits of, research and development investments; the sufficiency of our liquidity and financial resources; expectations about customer behavior; statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance; and statements of management’s strategies, goals and objectives and other similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Such forward-looking statements included in this presentation are based on information available to us as of the date hereof and our current expectations about future events, which are inherently subject to change and involve risks and uncertainties. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including those factors discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 as well as under the heading “Risk Factors” in the prospectus supplement related to the proposed common stock offering. We do not undertake any obligation to update any forward-looking statements included in this report, whether as a result of new information, future events or otherwise, except as required by law. All such forward-looking statements should be read as of the time the statements were made and with the recognition that these forward-looking statements may not be complete or accurate at a later date.

2021 // AXON REPORT ESG/CSR investor.axon.com // axon.com/press // /Axon.ProtectLife // /axon_us IR@axon.com /Axon.ProtectLife /axon_us Investors who have questions about Axon’s ESG efforts should reach out to // Angel Ambrosio Senior Manager of Investor Relations and ESG ir@axon.com